Exhibit 4.4

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER NEW HAMPSHIRE REVISED STATUTES ANNOTATED (“RSA”) CHAPTER 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING.  NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION.  IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

THIS WARRANT HAS NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND IS SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS.  THIS WARRANT MAY NOT BE SOLD, ASSIGNED, PLEDGED, OFFERED FOR SALE OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(WC-10)

WARRANT TO PURCHASE SHARES OF COMMON STOCK

Date of Grant:	March 25, 2004

Company:	Intrusion Inc., a Delaware corporation (the “Company”)

Holder:	Black Point Partners, Inc.
100 Cummings Center, Suite 335A
Beverly, Massachusetts 01915

Warrant Shares:	257,633

Stock:	Common Stock, $0.01 par value

Initial Exercise Price:	$0.786 per share

Expiration Date:	March 25, 2009

THIS CERTIFIES THAT, for value received, the Holder is entitled to purchase the above number of warrant shares of the Stock of the Company at a price per share equal to the initial exercise price set forth above, subject to the provisions and upon the terms and conditions set forth in this Warrant to Purchase Shares of Common Stock (this “Warrant”).

1.                                       Definitions.   As used in this Warrant, the following terms shall have the following meanings:

“Board” means the Board of Directors of the Company.

“Common Stock” means shares of the presently authorized common stock of the Company, $0.01 par value, and any stock into which such common stock may hereafter be exchanged.

“Expiration Date” means the date so specified above, or such earlier date as may be determined pursuant to Section 5.

“Holder” means the person or entity so identified above, or any subsequent person or entity who shall at the time be the holder of this Warrant.

“Purchase Price” means the Warrant Price in effect at the time of exercise of this Warrant, multiplied by the number of Warrant Shares then being purchased.

“Subscription” means the form of subscription attached hereto as Appendix A.

“Warrant Price” means the Initial Exercise Price at which this Warrant may be exercised, as adjusted pursuant to Section 4.

“Warrant Shares” means the number of shares of Common Stock so specified above, as adjusted pursuant to Section 4.

Other capitalized terms shall have the definitions given to such terms elsewhere in this Warrant.

2.                                       Term.   The purchase right represented by this Warrant is exercisable at any time on or before the Expiration Date.

3.                                       Method of Exercise; Payment; Issuance of New Warrant.

3.1.                              Exercise.   This Warrant may be exercised by the Holder, in whole or in part, by delivering to the Company, at its then principal office or such other location as the Company may designate, on or before the Expiration Date:

(a)                                  a duly executed Subscription specifying the number of whole Warrant Shares being purchased (the “Purchased Shares”);

(b)                                 the original of this Warrant; and

(c)                                  payment of the Purchase Price for the Purchased Shares in accordance with the provisions of Section 3.2 (or, if applicable, on a “net issuance” basis pursuant to Section 3.3).

3.2                                 Payment.   Except as otherwise provided in Section 3.3, the Purchase Price for the Purchased Shares shall be paid by the Holder either in cash, by check made payable to the Company drawn on a United States bank and for United States funds, or by such other method of payment as may be acceptable to the Company.

3.3                                 Net Issuance.

(a)                                  In lieu of payment for the Purchased Shares pursuant to Section 3.2, the Holder may elect (the “Net Issuance Election”) to exercise this Warrant, in whole or in part, by receiving a number of Warrant Shares equal to the net issuance value (as determined below) of this Warrant, or any part hereof.  In order to make a Net Issuance Election, the Holder shall designate such election in the completed Subscription delivered to the Company.  In such event, the Company shall issue to the Holder a number of Purchased Shares computed using the following formula:

X = Y (A-B)

A

where:                                     X =             the number of Purchased Shares to be issued to the Holder

Y =              the number of whole Warrant Shares as to which this Warrant is to be exercised

A =            the fair value of a share of Common Stock (the “Fair Value”) on the date on which the Net Issuance Election is made, as determined in good faith by the Board

B =              the Warrant Price in effect on the date on which the Net Issuance Election is made

(b)                                 No fractional shares shall be issuable upon exercise of the Net Issuance Election, and, if the number of Purchased Shares to be issued determined in accordance with the provisions of subsection (a) above is other than a whole number, (i) the number of Purchased Shares shall be rounded down to the nearest whole number, and (ii) the Company shall pay to the Holder an amount in cash equal to the Fair Value of the fractional share so rounded-down.

3.4.                              Issuance of Certificates and New Warrant.   In the event of the exercise of this Warrant, a stock certificate for the Purchased Shares shall be delivered to the Holder within thirty (30) days following the Company’s receipt of a duly executed Subscription and payment of the applicable Purchase Price for the Purchased Shares.  If this Warrant is exercised in part, the Holder is entitled to receive a new Warrant covering the remaining number of Warrant Shares in respect of which this Warrant has not been exercised.

4.                                       Adjustments to Warrant Price and Warrant Shares.

4.1                                 Reclassification, Reorganization, Consolidation, or Merger.   In the event of any reclassification of the Common Stock, or any reorganization, consolidation, or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock) where the Company has not accelerated the Expiration Date pursuant to Section 5, the Company, or such successor corporation, as the case may be, shall execute a new warrant, providing that the Holder shall have the right to exercise such new warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the number and kind of securities receivable upon such reclassification, reorganization, consolidation, or merger by a holder of shares of Common Stock for each share of Common Stock.  The aggregate warrant price of the new warrant shall be the aggregate Warrant Price in effect immediately prior to the reclassification, reorganization, consolidation, or merger.  Such new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4 (including, without limitation, adjustments to the Warrant Price and to the number of Warrant Shares).  The provisions of this Section 4.1 shall similarly apply to successive reclassifications, reorganizations, consolidations, or mergers.

4.2                                 Split, Subdivision, Reverse Stock Split, or Combination of Common Stock.   If, at any time while this Warrant remains outstanding and unexpired, there shall be a split or subdivision of the Common Stock or a reverse stock split or combination of the Common Stock, then:

(a)                                  in the case of a split or subdivision, the Warrant Price shall be proportionately decreased (to the nearest tenth of a cent), and the number of Warrant Shares shall be proportionately increased pursuant to Section 4.4; or

(b)                                 in the case of a reverse stock split or combination, the Warrant Price shall be proportionately increased (to the nearest tenth of a cent), and the number of Warrant Shares shall be proportionately decreased pursuant to Section 4.4.

Any adjustment under this Section 4.2 shall become effective when the split, subdivision, reverse stock split, or combination becomes effective.

4.3                                 Stock Dividends.   If, at any time while this Warrant remains outstanding and unexpired, the Company shall pay a dividend with respect to the Common Stock that is payable in shares of Common Stock, then the Warrant Price shall be adjusted (to the nearest tenth of a cent), from and after the date of determination of the shareholders entitled to receive such dividend, to that price determined by multiplying:

(a)                                  the Warrant Price in effect immediately prior to such date of determination, times

(b)                                 a fraction, (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend.

In such event, the number of Warrant Shares shall be proportionately adjusted pursuant to Section 4.4.  Any adjustment under this Section 4.3 shall become effective on the record date for such dividend.

4.4                                 Adjustment of Number of Warrant Shares.   Upon each adjustment in the Warrant Price pursuant to Sections 4.2 or 4.3, the number of Warrant Shares shall be adjusted to the product obtained by multiplying:

(a)                                  the number of Warrant Shares issuable immediately prior to such adjustment in the Warrant Price, times

(b)                                 a fraction, (i) the numerator of which shall be the Warrant Price in effect immediately prior to such adjustment, and (ii) the denominator of which shall be the Warrant Price in effect immediately after such adjustment.

4.5                                 No Other Adjustments.   Except as expressly provided in this Section 4, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock issuable upon exercise of this Warrant or the Warrant

Price.  Furthermore, no adjustments shall be made for dividends paid on the Common Stock in cash or in property other than shares of Common Stock.

5.                                       Acceleration of Expiration Date in Event of Change of Control.

(a)                                  In anticipation of the occurrence of:

(i)                                     the sale to a non-affiliated third party of all or substantially all of Company’s assets (an “Asset Sale”); or

(ii)                                  the issuance, sale, or exchange of stock, or a merger, consolidation, recapitalization, reorganization, or other transaction involving the Company, after which a majority of the voting power of the Company (or, if applicable, the surviving corporation or entity) will be held by one or more parties that do not control a majority of the voting power of the Company immediately before such transaction (an “Extraordinary Stock Transaction”), the Company shall have the right to accelerate the Expiration Date in the manner set forth in this Section with respect to any then-unexercised Warrant Shares.  As used herein, a “Change of Control” shall mean either an Asset Sale or an Extraordinary Stock Transaction.

(b)                                 If the Company elects to accelerate the Expiration Date in anticipation of a Change of Control, written notice of the anticipated Change of Control, including the date on which the Change of Control is expected to close (the “Expected Closing Date”) and the accelerated Expiration Date designated by the Company (the “Accelerated Expiration Date”), shall be mailed (or, at the Company’s option, hand-delivered) by the Company to the Holder not less than five calendar (5) days prior to the Accelerated Expiration Date.

(c)                                  The Holder shall be entitled to condition exercise of the Warrant on the closing of the anticipated Change of Control by providing the Company with a written notice thereof (the “Conditional Exercise Notice”) contemporaneously with the delivery of the Holder’s Subscription.  In such event, the Holder’s Subscription and payment for the Purchased Shares hereunder, and the Purchased Shares issued by the Company thereby, shall be held in escrow by Company’s attorney or other third party designated by the Company until either:

(i)                                     the closing on the Change of Control occurs, in which event the Holder’s purchase of the escrowed Purchased Shares shall be deemed to have occurred immediately prior to such closing; or

(ii)                                  the Company notifies the escrow agent that such closing will not occur, in which event this Warrant will be deemed not to have been exercised with respect to the escrowed Purchased Shares, the Purchased Shares shall be deemed not to have been issued, and the escrow agent shall return to the Holder the Subscription, the Conditional Exercise Notice, and any payment for the escrowed Purchased Shares.

(d)                                 Unless otherwise specified in writing by the Company to the Holder, upon the closing of a Change of Control this Warrant shall automatically terminate and, thereafter, the Holder shall have no further rights of purchase with respect to any remaining unpurchased Warrant Shares.

6.                                       Replacement of Warrant.   Upon receipt by the Company of (a) evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant (and, in such case, of an indemnity or security reasonably satisfactory to the Company), and (b) reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor to the Holder in lieu of this Warrant.

7.                                       No Stockholder Rights with Respect to Unexercised Warrant Shares.   The Holder shall not be entitled to any rights of a stockholder of the Company (including, without limitation, the right to vote, receive dividends or other distributions, or receive notice of any proceedings of the Company) with respect to any unexercised Warrant Shares.

8.                                       Compliance With Act; Transferability of Warrant.

8.1.                              Legends.   This Warrant and any information statement or stock certificate for the Warrant Shares issued upon exercise thereof shall be imprinted with a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS.  THESE SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, OFFERED FOR SALE OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

8.2.                              Transferability and Non-Negotiability of Warrant.   This Warrant may not be transferred or assigned, in whole or in part, without (a) the written consent of the Company, which may be withheld or given in the Company’s sole and absolute discretion, and (b) compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company).

9.                                       Miscellaneous.   The terms and provisions of this Warrant shall be for the benefit of and binding upon the Company and the Holder and their respective successors and permitted assigns.  This Warrant shall be governed by and construed under the laws of the State of Delaware, without regard to its conflict of law provisions.  The titles of the sections and subsections of this Warrant are for convenience only and are not to be considered in construing this Warrant.  All pronouns used in this Warrant shall be deemed to include masculine, feminine, and neuter forms.

[Signature Page Follows]

Intrusion Inc.

By:	/s/ G. WARD PAXTON
G. Ward Paxton, Chairman, President & CEO

[Signature Page to Black Point Partners Warrant]

APPENDIX A

TO

WARRANT TO PURCHASE SHARES OF COMMON STOCK

SUBSCRIPTION

To:                              Intrusion Inc.

1.                                       The undersigned, pursuant to the provisions set forth in the attached Warrant hereby irrevocably elects to purchase certain shares of the Common Stock covered by such Warrant, as follows (please check/complete as appropriate):

☐            The undersigned hereby elects to purchase                  Warrant Shares (the “Purchased Shares”) for a purchase price (the “Purchase Price”) equal to $                 (i.e., the product obtained by multiplying the number of Purchased Shares by the current Warrant Price of $            per share).  The Purchase Price for the Purchased Shares is being made in cash or by check made payable to the Company drawn on a United States bank and for United States funds.

☐            The undersigned hereby makes a Net Issuance Election to purchase the number of Warrant Shares (the “Purchased Shares”) determined in accordance with the following formula (and, for purposes hereof, the number of Warrant Shares specified as “Y” below is equal to                 ):

X = Y (A-B)

A

where:                                     X =             the number of Purchased Shares to be issued to the undersigned

Y =              the number of whole Warrant Shares as to which this Warrant is to be exercised

A =            the fair value of a share of Common Stock (the “Fair Value”) on the date on which this Net Issuance Election is made, as determined in good faith by the Board

B =              the Warrant Price in effect on the date on which this Net Issuance Election is made

2.                                       The undersigned is aware that the Purchased Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws.  The undersigned understands that the reliance by the Company on exemptions under the Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Subscription.

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3.                                       The undersigned represents and warrants that the undersigned has:

(a)                                  been furnished with all information which the undersigned deems necessary to evaluate the merits and risks of the purchase of the Purchased Shares;

(b)                                 had the opportunity to ask questions concerning the Purchased Shares and the Company and all questions posed have been answered to the undersigned’s satisfaction;

(c)                                  been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Purchased Shares and the Company; and

(d)                                 such knowledge and experience in financial and business matters that the undersigned is able to evaluate the merits and risks of purchasing the Purchased Shares and to make an informed investment decision relating thereto.

4.                                       The undersigned hereby represents and warrants that the undersigned is purchasing the Purchased Shares for the undersigned’s own account and not with a view to the sale or distribution of all or any part of the Purchased Shares.

5.                                       The undersigned understands that (a) because the Purchased Shares have not been registered under the Act, the undersigned must continue to bear the economic risk of the investment for an indefinite time, and (b) the Purchased Shares cannot be sold unless they are subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

6.                                       The undersigned agrees that the undersigned will in no event sell or distribute or otherwise dispose of all or any part of the Purchased Shares unless (a) there is an effective registration statement under the Act and applicable state securities laws covering any such transaction involving the Purchased Shares, or (b) the Company receives an opinion of legal counsel to the undersigned (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

7.                                       The undersigned consents to the placing of a legend on the stock certificate for the Purchased Shares stating that the Purchased Shares have not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Purchased Shares until the Purchased Shares may be legally resold or distributed without restriction.

8.                                       The undersigned has considered the Federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Purchased Shares.

Print/type name of Warrant holder

Date	Signature

Title (if applicable)

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